UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2013 (March 14, 2013)

Atlas Financial Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number
000-54627

CAYMAN ISLANDS	27-5466079
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

150 NW POINT BOULEVARD	60007
ELK GROVE VILLAGE, IL	(Zip Code)
(Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On March 14, 2013, Atlas Financial Holdings, Inc. (the "Company") announced that the underwriters of the Company's recently completed initial public offering have purchased an additional 451,500 ordinary shares from the Company, pursuant to their over-allotment option, at the initial public offering price of $5.85 per share, less underwriting discounts and commissions.

Sandler O'Neill + Partners, L.P. acted as the book-running manager for the offering. Sterne, Agee & Leach, Inc., EarlyBirdCapital, Inc. and Sidoti & Company LLC acted as co-managers for the offering in the United States. Canaccord Genuity Corp. acted as lead underwriter in connection with the offering in Canada.

A copy of the press release issued by the Company announcing the event is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

99.1 Press Release, dated March 14, 2013.